Exhibit 99.1

Vital Farms Reports First Quarter 2022 Financial Results

First Quarter Net Revenue exceeds $77 million, up over 31% versus Prior Year

Maintains Fiscal Year 2022 Outlook

AUSTIN, TX – May 5, 2022 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its first quarter ended March 27, 2022.

Financial highlights for the first quarter include:

•	First Quarter 2022 Net Revenue increase of 31.6% to $77.1 million
•	First Quarter 2022 Net Loss of $1.5 million
•	First Quarter 2022 Adjusted EBITDA of $0.5 million[1]

“This year is off to the strong start we projected,” said Russell Diez-Canseco, Vital Farms’ President and Chief Executive Officer. “Vital Farms is the fastest-growing brand in dollars in the egg category.2 We’re delivering on our growth plans with continued gains in retail distribution and household penetration, and we are building capacity with a network of nearly 300 family farms and the expansion of Egg Central Station, which is now fully operational and positions us to double our current net revenue base in the coming years.”

Diez-Canseco continued, “Vital Farms has always been a brand that has challenged the norms of the food system. We do this through maintaining a commitment to our stakeholders—farmers and suppliers, crew members, customers and consumers, communities and the environment, and stockholders—and by building a refreshingly honest and transparent brand that evokes a sense of trust from the over 6.5 million households that choose our pasture-raised eggs. Our stakeholder commitment and transparency attract new households to Vital Farms, drive loyalty, and give us confidence in our plans to continue to grow through existing businesses and new categories.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

2 Source: SPINS 52 Weeks Ended 3/20/2022.

For the 13 Weeks Ended March 27, 2022

Net revenue increased 31.6% to $77.1 million in the first quarter of 2022, compared to $58.5 million in the first quarter of 2021. Growth in net revenue in the first quarter of 2022 was primarily due to continued growth in egg-related sales, driven by volume increases at our customers, as well as distribution gains at both new and existing retail partners and an increase in butter-related sales.

Gross profit was $21.7 million, or 28.2% of net revenue, in the first quarter of 2022, compared to $21.3 million in the prior year quarter. The change in gross profit was driven by higher sales. offset by $1.0 million in costs related to our exit of the convenient breakfast product line. The change in gross margin was mainly attributable to an increase in input costs across both eggs and butter. Increased pricing on our organic shell eggs and across butter took effect in January, partially offsetting some of the input cost headwinds.

Loss from operations in the first quarter of 2022 was $4.1 million, compared to income from operations of $3.1 million in the first quarter of the prior year. The change in income from operations was primarily attributable to higher input costs and higher shipping and distribution expenses.

Net loss was $1.5 million in the first quarter of 2022, compared to net income of $3.5 million in the prior year quarter.

Net loss per diluted share was $0.04 for the first quarter of 2022 compared to net income per diluted share of $0.08 in the prior year quarter.

Adjusted EBITDA was $0.5 million in the first quarter of 2022, compared to Adjusted EBITDA of $4.7 million in the first quarter of 2021. The change in Adjusted EBITDA was primarily due to gross margin pressure and higher shipping and distribution expenses. Our Adjusted EBITDA excludes certain non-cash items, as well as $2.3 million in costs related to the exit of our convenient breakfast product line. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents and investment securities were $91.8 million as of March 27, 2022, and we had no outstanding debt. Net cash used in operating activities was $4.9 million for the 13 weeks ended March 27, 2022, compared to net cash generated of $8.0 million for the 13 weeks ended March 28, 2021.

Capital expenditures totaled $1.7 million for the 13 weeks ended March 27, 2022, compared to $3.5 million in the prior year period.

Bo Meissner, Vital Farms’ Chief Financial Officer, commented: “We remain pleased with our revenue performance and the impressive level of demand for our products. As the year progresses, we expect to continue this level of top-line momentum, while thoughtfully navigating the evolving operating cost environment.”

Update on Fiscal 2022 Outlook

•	For the full fiscal year 2022, management is maintaining its guidance for net revenue of more than $340 million, a projected increase of 30% compared to fiscal year 2021.
•

Management is also maintaining its guidance for Adjusted EBITDA of more than $13 million for the full fiscal year 2022, excluding costs related to our exit of the convenient breakfast product line, an increase of 62% compared to fiscal year 2021.

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net revenue metrics without unreasonable effort due to the unavailability of reliable estimates for stock-based compensation, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. The live conference call can be accessed by dialing (833) 519-1345 from the U.S. or (914) 800-3907 internationally and using access code 3059376. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas in 2007, Vital Farms has become a national consumer brand that works with nearly 300 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, crew members, and stockholders. Vital Farms' products, including shell eggs, butter, hard-

boiled eggs, ghee, and liquid whole eggs, are sold in over 21,000 stores nationwide. For more information, please visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2022. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: the effects of the ongoing COVID-19 pandemic on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; Vital Farms’ expectations regarding its revenue, expenses and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers and to attract and retain its suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream and other raw materials; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 26, 2021, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Contacts:

Media:

Nisha Devarajan

Nisha.Devarajan@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended
	March 27,	March 28,
	2022	2021
Net revenue	$77,058	$58,545
Cost of goods sold	55,358	37,215
Gross profit	21,700	21,330
Operating expenses:
Selling, general and administrative	17,624	13,183
Shipping and distribution	8,162	5,063
Total operating expenses	25,786	18,246
(Loss) income from operations	(4,086)	3,084
Other (expense) income, net:
Interest expense	(8)	(18)
Other income (expense), net	179	110
Total other income, net	171	92
Net (loss) income before income taxes	(3,915)	3,176
Income tax benefit	(2,377)	(304)
Net (loss) income	(1,538)	3,480
Less: Net loss attributable to noncontrolling interests	(2)	(11)
Net (loss) income attributable to Vital Farms, Inc. common stockholders	$(1,536)	$3,491
Net (loss) income per share attributable to Vital Farms, Inc. stockholders:
Basic:	$(0.04)	$0.09
Diluted:	$(0.04)	$0.08
Weighted average common shares outstanding:
Basic:	40,532,779	39,536,928
Diluted:	40,532,779	43,509,371

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	March 27,	December 26,
	2022	2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$24,774	$30,966
Investment securities, available-for-sale	67,051	68,621
Accounts receivable, net	25,789	26,938
Inventories	13,336	10,945
Prepaid expenses and other current assets	3,112	3,817
Total current assets	134,062	141,287
Property, plant and equipment, net	47,294	44,608
Operating lease right-of-use assets	2,916	—
Goodwill	3,858	3,858
Other Assets	3,131	189
Total assets	$191,261	$189,942
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,567	$22,520
Accrued liabilities	16,142	15,143
Operating lease liabilities	1,406	—
Finance lease liabilities	210	327
Total current liabilities	38,325	37,990
Operating lease liabilities, non-current	1,741	—
Other liabilities	206	192
Total liabilities	40,272	38,182
Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	175	175
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of March 27, 2022 and December 26, 2021; 40,596,297 and 40,493,969 shares issued and outstanding as of March 27, 2022 and December 26, 2021, respectively	5	5
Additional paid-in capital	150,550	149,000
Retained earnings	1,372	2,746
Accumulated other comprehensive loss	(1,064)	(281)
Total stockholders’ equity attributable to Vital Farms, Inc. stockholders	150,863	151,470
Noncontrolling interests	(49)	115
Total stockholders’ equity	$150,814	$151,585
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$191,261	$189,942

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended
	March 27,	March 28,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(1,538)	$3,480
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	948	785
Amortization of right-of-use assets	413	—
Amortization of available-for-sale debt securities	321	405
Stock-based compensation expense	1,296	853
Deferred Taxes	(2,572)	142
Other	199	(508)
Changes in operating assets and liabilities:
Accounts receivable	1,080	2,717
Inventories	(2,363)	1,636
Prepaid expenses and other current assets	538	1,492
Deposits and other assets	(49)	—
Income taxes payable	(112)	(449)
Accounts payable	(2,973)	(1,402)
Accrued liabilities	240	(1,111)
Operating lease liabilities	(367)	—
Net cash (used in) provided by operating activities	$(4,939)	$8,040
Cash flows used in investing activities:
Purchases of property, plant and equipment	(1,686)	(3,451)
Purchases of available-for-sale debt securities	(13,973)	(14,409)
Sales of available-for-sale debt securities	—	1,441
Maturities and call redemptions of available-for-sale debt securities	14,254	13,569
Proceeds from the sale of property, plant, and equipment	50	—
Net cash used in investing activities	$(1,355)	$(2,850)
Cash flows provided by financing activities:
Payment of contingent consideration	(26)	(42)
Principal payments under finance lease obligations	(126)	(116)
Proceeds from exercise of stock options	254	525
Net cash provided by financing activities	$102	$367
Net (decrease) increase in cash and cash equivalents	$(6,192)	$5,557
Cash and cash equivalents at beginning of the period	30,966	29,544
Cash and cash equivalents at end of the period	$24,774	$35,101
Supplemental disclosure of cash flow information:
Cash paid for interest	$8	$20
Cash paid for income taxes	$7	$-
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$2,147	$140

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that adjusted EBITDA, a non-GAAP financial measure, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; and (7) the costs related to our exit of the convenient breakfast product line. We believe the costs directly related to the convenient breakfast exit should be excluded as they are unlikely to recur.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating expenses, including interest expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments and (6) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the 13-week period presented:

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended
	March 27,	March 28,
	2022	2021
Net (loss) income	$(1,538)	$3,480
Depreciation and amortization	907	785
Stock-based compensation expense	1,296	853
Costs related to our exit of the convenient breakfast product line	2,341	—
Income tax benefit	(2,377)	(304)
Interest expense	8	18
Change in fair value of contingent consideration(1)	7	6
Interest income	(130)	(97)
Adjusted EBITDA	$514	$4,741

(1)	Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.